Exhibit 99.1

546 E. Main Street • Lexington, KY 40508 • 859-226-4356 • www.triplecrownmedia.com

News Release September 27, 2007

TRIPLE CROWN MEDIA, INC. ANNOUNCES FISCAL 2007 YEAR END RESULTS

Lexington, Kentucky - Triple Crown Media, Inc. (Nasdaq: TCMI) announces that for the fourth quarter ended June 30, 2007, total revenues were $21.0 million and loss from continuing operations was ($2.1) million, or ($.40) per share compared to total revenues of $20.0 million and loss from continuing operations of ($2.1) million, or ($.41) per share in the fourth quarter of last year. The quarter was adversely affected by higher interest expense due to higher average debt levels.

For the fiscal year ended June 30, 2007, total revenues were $130.3 million and loss from continuing operations was ($2.6) million, or ($.50) per share compared to total revenues of $71.5 million and earnings from continuing operations of $0.5 million, or $0.09 per share for the twelve months ended June 30, 2006. The current fiscal year was adversely affected by higher corporate and administrative expenses, higher amortization expense, a loss on the disposal of equipment used in printing services, and higher interest expense. The twelve months ended June 30, 2007 represent the Company’s first full year of operation as a stand-alone public entity. The prior twelve months includes the Company’s first fiscal year, the six months ended June 30, 2006, and represented its first year end period since becoming a separate, stand-alone public entity. As such, the prior twelve months includes twelve months of activity for the Company’s Newspaper Publishing business and only six months and one day of activity for the Company’s Collegiate Marketing and Association Management businesses as well as only six months of Corporate and related expenses.

“On a twelve month pro-forma1  basis, the revenues from our Newspaper Publishing, Collegiate Marketing, and Association Management Services businesses increased by 14%, 21%, and 15%, respectively, compared to the same period last year,” said Thomas J. Stultz, President and CEO of Triple Crown Media. “Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) increased by $3.0 million for our Newspaper Publishing business. Pro-forma EBITDA for our Collegiate Marketing business increased by $1.5 million excluding a loss from the disposal of equipment used in our printing services to print certain sports marketing related publications sold on March 22, 2007, as we have determined that we can outsource these publications at a lower cost. Pro-forma EBITDA for our Association Management Services business increased by $1.0 million. On June 22, 2007, we disposed of our Wireless business to focus on our core businesses.”

Until December 30, 2005, the Company’s Newspaper Publishing and Wireless businesses were owned and operated by Gray Television, Inc., operating as wholly-owned subsidiaries or divisions of Gray. Immediately following the distribution of our common stock to Gray’s common stockholders on December 30, 2005 in a transaction referred to as the Spin-off, the Company acquired its Collegiate Marketing and Production Services business and Association Management Services business pursuant to a merger with Bull Run Corporation.

Triple Crown Media owns and operates six daily newspapers and one weekly newspaper in Georgia. Triple Crown Media, through its subsidiary, Host Communications, Inc., is engaged in the Collegiate Marketing business and Association Management Services business. The Collegiate Marketing business provides sports marketing and production services to a number of collegiate conferences and universities and, through a contract with CBS Sports, on behalf of the National Collegiate Athletic Association. The Association Management Services business provides various associations with services such as member communication, recruitment and retention, conference planning, Internet web site management, marketing and administration.

______________________
1 Pro-Forma refers to the results of operations for the twelve months ended June 30, 2006, which includes the results of operations for our Collegiate Marketing and Association Management businesses for the period during which they were owned by Bull Run Corporation prior to the Merger on December 30, 2005.

Non-GAAP Financial Measure

In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents earnings before interest, taxes, depreciation and amortization (“EBITDA”). EBITDA is calculated by deducting operating expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense and any gain or loss on disposal of assets. The Company believes this non-GAAP financial measure provides investors with additional insight into the Company’s ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

Conference Call Information:
Triple Crown Media, Inc. will host a conference call to discuss its third quarter operating results on Tuesday, October 2, 2007 at 2:00 PM eastern time. The live dial-in phone number is 1-800-322-2803 (participant passcode 49162228). The call will be webcast live and will be available for replay at www.triplecrownmedia.com. The taped replay of the conference call will be available at 1-888-286-8010 (participant passcode 47118219) until December 2, 2007.

TRIPLE CROWN MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Twelve Months	Twelve Months
	Ended June 30,	Ended June 30,
	2006 (1)	2007
	(Unaudited)

Operating revenues:
Publishing	$42,506	$48,464
Collegiate marketing	24,271	70,896
Association management services	4,717	10,941
	71,494	130,301
Expenses:
Operating expenses before depreciation, amortization
and loss on disposal of assets, net:
Publishing	31,154	34,104
Collegiate marketing a	22,472	65,347
Association management services	3,484	7,762
Corporate and administrative	3,327	5,711
Depreciation	1,523	1,858
Amortization and impairment of intangible assets	1,416	3,920

Loss on disposal of assets, net	(40)	930
	63,336	119,632
Operating income	8,158	10,669

Other income (expense):
Interest expense related to Series B preferred stock	(227)	(453)
Interest expense, other	(6,152)	(13,247)
Debt issue cost amortization	(612)	(1,276)
Miscellaneous income, net	-	100
Income (loss) from continuing operations before income taxes	1,167	(4,207)
Income tax expense (benefit)	706	(1,572)
Earnings (loss) from continuing operations	461	(2,635)
Income (loss) from discontinued operations, net of tax	(864)	(460)
Gain (loss) on disposal of discontinued operations, net of tax	5,685	(381)
Net income (loss)	5,282	(3,476)
Series A preferred stock dividends accrued	(545)	(1,086)
Net income (loss) available to common stockholders	$4,737	$(4,562)

Basic and diluted per share information:
Earnings (loss) from continuing operations	$0.09	$(0.50)
Income (loss) from discontinued operations	$(0.17)	$(0.09)
Gain (loss) on disposal of discontinued operations, net of tax	$1.14	$(0.07)
Net income (loss)	$1.06	$(0.66)
Net income (loss) available to common stockholders	$0.95	$(0.87)

Weighted average shares outstanding	5,004	5,246

	Twelve Months	Twelve Months
	Ended June 30,	Ended June 30,
	2006 (1)	2007
	(Unaudited)	(Unaudited)

EBITDA by business segment:

Operating revenues:
Publishing	$42,506	$48,464
Collegiate marketing	24,271	70,896
Association management services	4,717	10,941

Operating Revenue	71,494	130,301

Operating expenses before depreciation, amortization
and loss (gain) on disposal of assets, net:
Publishing	31,154	34,104
Collegiate marketing	22,472	65,347
Association management services	3,484	7,762

Operating expenses before depreciation, amortization
and loss (gain) on disposal of assets, net	57,110	107,213

EBITDA by business segment:
Publishing	11,352	14,360
Collegiate marketing	1,799	5,549
Association management services	1,233	3,179

Total EBITDA of business segments	$14,384	$23,088

(1)
The twelve months ended June 30, 2006 includes twelve months of activity for the Company’s Newspaper Publishing business and only six months and one day of activity for the Company’s Collegiate Marketing and Association Management businesses as well as only six months of Corporate and related expenses.

TRIPLE CROWN MEDIA, INC.
PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

		Pro-Forma
		Adjustments	Pro-Forma
	Twelve Months	To Twelve Months	Twelve Months	Twelve Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2006 (1)	2006 (2)	2006 (3)	2007
	(Unaudited)	(Unaudited)	(Unaudited)

Operating revenues:
Publishing	$42,506	$-	$42,506	$48,464
Collegiate marketing	24,271	34,235	58,506	70,896
Association management services	4,717	4,768	9,485	10,941
	71,494	39,003	110,497	130,301
Expenses:
Operating expenses before depreciation, amortization
and loss on disposal of assets, net:
Publishing	31,154	-	31,154	34,104
Collegiate marketing	22,472	31,924	54,396	65,347
Association management services	3,484	3,816	7,300	7,762
Corporate and administrative	3,327	234	3,561	5,711
Depreciation	1,523	207	1,730	1,858
Amortization and impairment of intangible assets	1,416	-	1,416	3,920

Loss on disposal of assets, net	(40)	47	7	930
	63,336	36,228	99,564	119,632

Operating income	8,158	2,775	10,933	10,669
Other income (expense):
Interest expense related to Series B preferred stock	(227)	-	(227)	(453)
Interest expense, other	(6,152)	(520)	(6,672)	(13,247)
Debt issue cost amortization	(612)	-	(612)	(1,276)
Miscellaneous income, net	-	-	-	100

Income (loss) from continuing operations before income taxes	1,167	2,255	3,422	(4,207)
Income tax expense (benefit)	706	729	1,435	(1,572)
Earnings (loss) from continuing operations	461	1,526	1,987	(2,635)
Income (loss) from discontinued operations, net of tax	(864)	-	(864)	(460)
Gain (loss) on disposal of discontinued operations, net of tax	5,685	-	5,685	(381)
Net income (loss)	5,282	1,526	6,808	(3,476)
Series A preferred stock dividends accrued	(545)	-	(545)	(1,086)
Net income (loss) available to common stockholders	$4,737	$1,526	$6,263	$(4,562)

		Pro-Forma
		Adjustments	Pro-Forma
	Twelve Months	To Twelve Months	Twelve Months	Twelve Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2006 (1)	2006 (2)	2006 (3)	2007
	(Unaudited)	(Unaudited)	(Unaudited)

EBITDA by business segment:

Operating revenues:
Publishing	$42,506	$-	$42,506	$48,464
Collegiate marketing	24,271	34,235	58,506	70,896
Association management services	4,717	4,768	9,485	10,941
Operating Revenue	71,494	39,003	110,497	130,301

Operating expenses before depreciation, amortization
and loss (gain) on disposal of assets, net:
Publishing	31,154	-	31,154	34,104
Collegiate marketing a	22,472	31,924	54,396	65,347
Association management services	3,484	3,816	7,300	7,762

Operating expenses before depreciation, amortization
and loss (gain) on disposal of assets, net	57,110	35,740	92,850	107,213

EBITDA by business segment:
Publishing	11,352	-	11,352	14,360
Collegiate marketing and production services	1,799	2,311	4,110	5,549
Association management services	1,233	952	2,185	3,179
Total EBITDA of business segments	$14,384	$3,263	$17,647	$23,088

(2)
The pro-forma adjustments to the financial statements include the results of operations of the Company’s Collegiate Marketing and Association Management Services business segments for the period beginning July 1, 2005 through December 30, 2005 during which they were owned by Bull Run Corporation prior to the Merger.

(3)
The Pro-Forma results of operations for the twelve months ended June 30, 2006, include the results of operations for our Collegiate Marketing and Association Management businesses for the period during which they were owned by Bull Run Corporation prior to the Merger on December 30, 2005.

Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act:
Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the company's actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company's most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

Contacts:
Thomas J. Stultz, President & Chief Executive Officer, at (859) 226-4356, or
Mark G. Meikle, Executive Vice President & Chief Financial Officer, at (859) 226-4376